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                                    BY-LAWS

                                       OF

                          EL PASO NATURAL GAS COMPANY





As amended July 22, 1993
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                                    BY-LAWS

                                       OF

                          EL PASO NATURAL GAS COMPANY

                               TABLE OF CONTENTS


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ARTICLE I. OFFICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
 Section 1 - Registered Office and Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
 Section 2 - Other Offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1

ARTICLE II.  STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
 Section 1 - Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
 Section 2 - Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
 Section 3 - Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1
 Section 4 - Notice of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2
 Section 5 - Fixing of Record Date for Determining Stockholders . . . . . . . . . . . . . . . . . . .       2
 Section 6 - Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
 Section 7 - Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       3
 Section 8 - Voting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4
 Section 9 - Inspectors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
 Section 10 - List of Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
 Section 11 - Stockholder Proposals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5

ARTICLE III.  BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       5
 Section 1 - Number, Qualification and Term of Office . . . . . . . . . . . . . . . . . . . . . . . .       5
 Section 2 - Vacancies    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
 Section 3 - Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
 Section 4 - Removals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
 Section 5 - Place of Meetings; Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . .       6
 Section 6 - Annual Meeting of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
 Section 7 - Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       6
 Section 8 - Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
 Section 9 - Quorum and Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
 Section 10 - Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7
 Section 11 - Consent of Directors in Lieu of Meeting . . . . . . . . . . . . . . . . . . . . . . . .       8
 Section 12 - Telephonic Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
 Section 13 - Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8
 Section 14 - Interested Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8

ARTICLE IV.  COMMITTEES OF THE BOARD OF DIRECTORS   . . . . . . . . . . . . . . . . . . . . . . . . .       9
 Section 1 - Executive Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
 Section 2 - Finance Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
 Section 3 - Audit Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       9
 Section 4 - Committee Chairman, Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . .      10
 Section 5 - Alternates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
 Section 6 - Other Committees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
 Section 7 - Quorum and Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      10
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ARTICLE V.  OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
 Section 1 - Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
 Section 2 - Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
 Section 3 - Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
 Section 4 - Removals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11
 Section 5 - Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
 Section 6 - Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      12
 Section 7 - President and Chief Executive Officer  . . . . . . . . . . . . . . . . . . . . . . . . .      12
 Section 8 - Chief Operating Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13
 Section 9 - Chief Financial Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
 Section 10 - Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
 Section 11 - General Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      14
 Section 12 - Secretary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
 Section 13 - Treasurer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
 Section 14 - Controller    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      15
 Section 15 - Absence or Disability of Officers   . . . . . . . . . . . . . . . . . . . . . . . . . .      16

ARTICLE VI.  STOCK CERTIFICATES AND TRANSFER THEREOF  . . . . . . . . . . . . . . . . . . . . . . . .      16
 Section 1 - Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
 Section 2 - Transfer of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
 Section 3 - Transfer Agents and Registrars . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16
 Section 4 - Additional Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
 Section 5 - Lost, Stolen or Destroyed Certificates . . . . . . . . . . . . . . . . . . . . . . . . .      17

ARTICLE VII.  DIVIDENDS, SURPLUS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

ARTICLE VIII.  SEAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

ARTICLE IX.  FISCAL YEAR    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17

ARTICLE X. INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
 Section 1 - Right to Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      17
 Section 2 - Right of Indemnitee to Bring Suit. . . . . . . . . . . . . . . . . . . . . . . . . . . .      18
 Section 3 - Nonexclusivity of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
 Section 4 - Insurance, Contracts and Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
 Section 5 - Wholly Owned Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      19
 Section 6 - Indemnification of Agents Of the Corporation . . . . . . . . . . . . . . . . . . . . . .      19

ARTICLE XI.  CHECKS, DRAFTS, BANK ACCOUNTS, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . .      20
 Section 1 - Checks, Drafts, Etc.; Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
 Section 2 - Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

ARTICLE XII.  AMENDMENTS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20

ARTICLE XIII.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      20
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                                     BYLAWS

                                       OF

                          EL PASO NATURAL GAS COMPANY

                                   ARTICLE I

                                    OFFICES

SECTION 1.  Registered Office and Agent.

       The registered office of the corporation is located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

SECTION 2.  Other Offices.

       The corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors (the "Board") may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1.  Annual Meetings.

       A meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at 10:00 o'clock A.M. on the third Thursday of March, beginning with the year 1993, or at such other time on such other date as shall be fixed by resolution of the Board. If the day fixed for the annual meeting shall be a legal holiday such meeting shall be held on the next succeeding business day.

SECTION 2.  Special Meetings.

       Special meetings of the stockholders for any purpose or purposes may be called only by a majority of the Board, the Chairman of the Board, or the President and Chief Executive Officer.

SECTION 3.  Place of Meetings.

       The annual meeting of the stockholders of the corporation shall be held at the general offices of the corporation in the City of El Paso, State of Texas, or at such other place in the United States as may be stated in the
notice of the meeting.   All other meetings of the stockholders shall be
held at such places within or without the State of Delaware as shall be stated in the notice of the meeting.
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SECTION 4.  Notice of Meetings.

       4.1  Giving of Notice.   Except as otherwise provided by statute,
written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be given when deposited in the United States mails, postage prepaid, directed to such stockholder at his address as it appears in the stock ledger of the corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

       4.2 Notice of Adjourned Meetings. When a meeting is adjourned to another time and place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is given. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       4.3  Waiver of Notice.

       4.3.1. Whenever any notice is required to be given to any stockholder under the provisions of these By-laws, the Restated
Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

       4.3.2. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 5.  Fixing of Record Date for Determining Stockholders.

       5.1 Meetings. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.




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        5.2 Dividends, Distributions and Other Rights.  For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

        SECTION 6.  Quorum.

        A majority of the outstanding shares of stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of the stockholders; provided that where a separate vote by a class or classes or by a series of a class is required, a majority of the outstanding shares of such class or classes or of such series of a class, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on that matter. Shares of stock will be counted toward a quorum if they are either (i) present in person at the meeting or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 7.  Organization.

        At each meeting of the stockholders, the Chairman of the Board, or in his absence the President and Chief Executive Officer or, if both of the said officers are absent, a person designated by the Board, the Chairman of the Board or the President and Chief Executive Officer, or in the absence of such designated person, a person elected by the holders of a majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chairman of the meeting.

        The Secretary, or in his absence or in the event he shall be presiding over the meeting in accordance with the provisions of this Section, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.



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SECTION 8.  Voting.

       8.1 General Provisions. Unless otherwise provided in the Restated Certificate of Incorporation or a resolution of the Board creating a series of stock, at each meeting of the stockholders, each holder of any share of any series or class of stock entitled to vote at such meeting shall be entitled to one vote for each share of stock having voting power in respect of each matter upon which a vote is to be taken, standing in his name on the stock ledger of the corporation on the record date fixed as provided in these By-laws for
determining the stockholders entitled to vote at such meeting.   In all
matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware. In determining the number of votes cast for or against a proposal, shares abstaining from voting on a matter (including elections) will not be treated as a vote for or against the proposal. A non-vote by a broker will be treated as if the broker never voted, but a non-vote by a stockholder will be counted as a vote "for" the management's position. Where a separate vote by a class or classes or by a series of a class is required, if a quorum is present, the affirmative vote of the majority of shares of such class or classes or series of a class present in person or represented by proxy at the meeting shall be the act of such class or classes or series of a class. The provisions of this Section will govern with respect to all votes of stockholders except as otherwise provided for in these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware.

       8.2 Voting for Directors. At each election of Directors the voting shall be by written ballot. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

       8.3 Shares Held or Controlled by the Corporation. Shares of its own capital stock belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of Directors of such other corporation is held by the corporation, shall neither be entitled to vote nor counted for quorum purposes.

       8.4 Proxies. A stockholder may vote by proxy executed in writing by the stockholder or by his attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.



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       SECTION 9. Inspectors.

       Prior to each meeting of stockholders, the Board shall appoint two Inspectors who are not Directors, candidates for Directors or officers of the corporation, who shall receive and determine the validity of proxies and the qualifications of voters, and receive, inspect, count and report to the meeting in writing the votes cast on all matters submitted to a vote at such meeting. In case of failure of the Board to make such appointments or in case of failure of any Inspector so appointed to act, the Chairman of the Board shall make such appointment or fill such vacancies. Each Inspector, immediately before entering upon his duties, shall subscribe to an oath or affirmation faithfully to execute the duties of Inspector at such meeting with strict impartiality and according to the best of his ability.

       SECTION 10. List Of Stockholders.

      The Secretary or other officer or agent having charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each class and series registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section, or the books of the corporation, or to vote in person or by proxy at any such meeting.

      SECTION 11. Stockholder Proposals.

      Stockholder proposals for inclusion in any proxy statement to be issued in connection with the annual meeting of stockholders must be mailed to the Corporate Secretary, El Paso Natural Gas Company, P.O. Box 1492, El Paso, Texas 79978, and must be received by the Corporate Secretary at least by the 150th day preceding the annual meeting of stockholders unless the specific deadline for stockholder proposals is set forth in the corporation's proxy statement.

                                 ARTICLE III

                              BOARD OF DIRECTORS

      SECTION 1. Number, Qualification and Term of Office.

      The business, property and affairs of the corporation shall be managed by a Board consisting of not less than one Director. The Board

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shall from time to time by a vote of a majority of the Directors then in office fix the specific number of Directors to constitute the Board. At each annual meeting of stockholders a Board shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is duly elected and shall qualify.

      SECTION 2. Vacancies.

      Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of the majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, at any regular or special meeting of the Board.

      SECTION 3. Resignations.

      Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, the President and Chief Executive Officer or the Secretary of the corporation. Such resignation shall take effect on the date of receipt of such notice or at any later time specified therein; and the acceptance of such resignation, unless otherwise required by the terms thereof, shall not be necessary to make it effective. When one or more Directors shall resign effective at a future date, a majority of the Directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective.

      SECTION 4. Removals.

      Any Director may be removed, with or without cause, at any special meeting of the stockholders called for that purpose, by the affirmative vote of the holders of a majority in number of shares of the corporation entitled to vote for the election of such Director, and the vacancy in the Board caused by any such removal may be filled by the stockholders at such a meeting.

      SECTION 5. Place of Meetings; Books and Records.

      The Board may hold its meetings, and have an office or offices, at such place or places within or without the State of Delaware as the Board from time to time may determine.

      The Board, subject to the provisions of applicable statutes, may authorize the books and records of the corporation, and offices or agencies for the issue, transfer and registration of the capital stock of the corporation, to be kept at such place or places outside of the State of Delaware as, from time to time, may be designated by the Board.

      SECTION 6. Annual Meeting of the Board.

      The first meeting of each newly elected Board, to be known as the Annual Meeting of the Board, for the purpose of electing officers, designating committees and the transaction of such other business as may come before the Board, shall be held as soon as practicable after the

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adjournment of the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected Directors, provided a quorum shall be present. In the event such meeting is not held due to the absence of a quorum, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver signed by all of the newly elected Directors.

      SECTION 7. REGULAR MEETINGS.

      The Board shall, by resolution, provide for regular meetings of the Board at such times and at such places as it deems desirable. Notice of regular meetings need not be given.

      SECTION 8. SPECIAL Meetings.

      Special meetings of the Board may be called by the Chairman of the Board or the President and Chief Executive Officer and shall be called by the Secretary on the written request of three Directors on such notice as the person or persons calling the meeting shall deem appropriate in the circumstances. Notice of each such special meeting shall be mailed to each Director or delivered to him by telephone, telegraph or any other means of electronic communication, in each case addressed to his residence or usual place of business, or delivered to him in person or given to him orally. The notice of meeting shall state the time and place of the meeting but need not state the purpose thereof. Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except when a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

      SECTION 9. Quorum and Manner of Acting.

      Except as otherwise provided by statute, the Restated Certificate of Incorporation, or these By-laws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any regular or special meeting of the Board, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum is present. Notice of any such adjourned meeting need not be given.

      SECTION 10. Organization.

      At every meeting of the Board, the Chairman of the Board or in his absence the President and Chief Executive Officer or, if both of the said officers are absent, a chairman chosen by a majority of the Directors present shall act as chairman of the meeting. The Secretary, or in his absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

      SECTION 11. Consent of Directors in Lieu of Meeting.

      Unless otherwise restricted by the Restated Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee consent thereto in writing, and such written consent is flied with the minutes of the proceedings of the Board or committee.

      SECTION 12. Telephonic Meetings.

      Members of the Board, or any committee designated by the Board, may participate in any meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

      SECTION 13. Compensation.

      Each Director, who is not a full-time salaried officer of the corporation or any of its wholly owned subsidiaries, when authorized by resolution of the Board, may receive as a Director a stated salary or an annual retainer, and any other benefits as the Board may determine, and in addition may be allowed a fixed fee or reimbursement of his reasonable expenses for attendance at each regular or special meeting of the Board or any committee thereof.

      SECTION 14. Interested Directors.

      No contract or transaction between the corporation and one or more of its Directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers of this corporation, or have a financial interest in such contract or transaction, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                                  ARTICLE IV

                     COMMITTEES OF THE BOARD OF DIRECTORS

      SECTION 1. Executive Committee.

      The Board may, in its discretion, designate an Executive Committee, consisting of such number of Directors as the Board may from time to time determine. The committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it, but the committee shall have no power or authority to amend the Restated Certificate of Incorporation (except that the committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series). The committee shall have such other powers as the Board may from time to time prescribe.

      SECTION 2. Finance Committee.

      The Board may, in its discretion, designate a Finance Committee, consisting of such number of Directors as the Board may from time to time determine. The committee shall monitor, review, appraise and recommend to the Board appropriate action with respect to the corporation's capital structure, its source of funds and its financial position; review and recommend appropriate delegations of authority to management on expenditures and other financial commitments; review terms and conditions of financing plans; develop and recommend dividend policies and recommend to the Board specific dividend payments; and review the performance of the trustee of the corporation's pension trust fund, and any proposed change in the investment policy of the trustee with respect to such fund. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

      SECTION 3. Audit Committee.

      The Board shall designate annually an Audit Committee consisting of not less than two Directors as it may from time to time determine, none of whom shall be officers of the corporation. The committee shall review with the independent accountants the corporation's financial statements, basic accounting and financial policies and practices, adequacy of controls, standard and special tests used in verifying the corporation's statements of account and in determining the soundness of the corporation's financial condition, and the committee shall report to the Board the results of such reviews; review the policies and practices pertaining to publication of quarterly and annual statements to assure consistency with audited results and the implementation of policies and practices recommended by the independent accountants; ensure that suitable independent audits are made of the operations and results of subsidiary corporations and affiliates; and monitor compliance with the corporation's code of business conduct. The committee shall have such other duties, functions and powers as the Board may from time to time prescribe.

      SECTION 4. Committee Chairman, Books and Records.

     Each committee shall elect a chairman to serve for such term as it may determine, shall fix its own rules of procedure and shall meet at such times and places and upon such call or notice as shall be provided by such rules. It shall keep a record of its acts and proceedings, and all action of the committee shall be reported to the Board at the next meeting of the Board.

      SECTION 5. Alternates.

      Alternate members of the committees prescribed by this Article IV may be designated by the Board from among the Directors to serve as occasion may require. Whenever a quorum cannot be secured for any meeting of any such committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of such absent or disqualified member.

      Alternative members of such committees shall receive a reimbursement for expenses and compensation at the same rate as regular members of such committees.

      SECTION 6. Other Committees.

      The Board may designate such other committees, consisting of such number of Directors as the Board may from time to time determine, and each such committee shall serve for such term and shall have and may exercise, during intervals between meetings of the Board, such duties, functions and powers as the Board may from time to time prescribe.

      SECTION 7. Quorum and Manner Of Acting.

      At each meeting of any committee the presence of a majority of the members of such committee, whether regular or alternate, shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action; provided, however, that no action may be taken by the Executive Committee or the Finance Committee when one or more officers of the corporation are present as members at a meeting of either such committee unless such action shall be concurred in by the vote of at least one member of such committee who is not an officer of the corporation.

                                  ARTICLE V

                                   OFFICERS

      SECTION 1. Number.

      The officers of the corporation shall consist of such of the following as the Board may from time to time elect or appoint, or as the President and Chief Executive Officer may from time to time appoint pursuant to Section 7 of this
Article V: a Chairman of the Board, a President and Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, a Controller and one or more of the following:
Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Associate or Assistant General Counsel, Assistant Secretary, Assistant Treasurer, Assistant Controller and such other officers with such titles and powers and/or duties as the Board or the President and Chief Executive Officer, as the case may be, shall from time to time determine. Officers of the corporation may simultaneously serve as officers of subsidiaries or divisions thereof. Any number of offices may be held by the same person.

      SECTION 2. Election.

      The officers of the corporation, except those who may be appointed by the President and Chief Executive Officer as provided in Section 7 of this Article V, shall be elected or appointed as soon as practicable after the annual meeting of stockholders in each year to hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier death, resignation or removal.

      SECTION 3. Resignations.

      Any elected or appointed officer may resign at any time upon written notice to the President and Chief Executive Officer or the Secretary of the corporation. Such resignation shall take effect upon the date of its receipt or at such later time as may be specified therein, and unless otherwise required by the terms thereof, no acceptance of such resignation shall be necessary to make it effective.

      SECTION 4. Removals.

      Any elected or appointed officer may be removed, with or without cause, by the Board at any regular or special meeting of the Board, and in the case of an officer appointed pursuant to Section 7 of this Article V, may be so removed by the President and Chief Executive Officer. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election or appointment of any officer shall not of itself create contractual rights.

      SECTION 5. Vacancies.

      Any vacancy occurring in any office by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting or as otherwise provided in these By-laws.

      SECTION 6. Chairman of the Board.

      The Chairman of the Board shall, when present, preside at all meetings of the stockholders and the Board; have authority to call special meetings of the stockholders and of the Board; have authority to sign and acknowledge in the name and on behalf of the corporation all stock certificates, contracts or other documents and instruments except where the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board may authorize any officer, employee or agent of the corporation to sign, execute and acknowledge in his place and stead all such documents and instruments. He shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board or the Executive Committee.

      SECTION 7. President and Chief Executive Officer.

      The President and Chief Executive Officer shall have general authority over the property, business and affairs of the corporation, and over all subordinate officers, agents and employees of the corporation, subject to the control and direction of the Board and the Executive Committee, including the power to sign and acknowledge in the name and on behalf of the corporation all stock certificates, deeds, mortgages, bonds, contracts or other documents and instruments except when the signing thereof shall be expressly delegated to some other officer or agent by the Board or required by law to be otherwise signed or executed and, unless otherwise provided by law or by the Board, may delegate to any officer, employee or agent of the corporation authority to sign, execute and acknowledge in his place and stead all such documents and instruments; he shall fix the compensation of officers of the corporation, other than his own compensation, and the compensation of officers of its principal operating subsidiaries reporting directly to him unless such authority is otherwise reserved to the Board or a committee thereof; and he shall approve proposed employee compensation and benefit plans of subsidiary companies not involving the issuance or purchase of capital stock of the corporation. He shall have the power to appoint and remove any Vice President, Controller, General Counsel, Secretary or Treasurer of the corporation. He shall also have the power to appoint and remove such associate or assistant officers of the corporation with such titles and duties as he may from time to time deem necessary or appropriate.

      The President and Chief Executive Officer is hereby authorized, without further approval of the Finance Committee or the Board:

          (a) To approve individual expenditures by the corporation of up to $10 million each for those expenditure categories presented to the Board in the annual budget and up to $5 million each for individual expenditures in categories not presented to the Board, including but not limited to individual expenditures pertaining to operating expenses, purchases, leases, options to purchase or lease assets, investments, business acquisitions, land purchases, products or services acquisitions, litigation settlements, charitable donations and political contributions.

          (b) To approve individual cost overruns of up to 10% of any amounts approved by or presented to the Board.

          (c) To enter into leases or extensions thereof and other agreements with respect to the assets of the corporation, including interests in minerals and real estate, for a term of not more than 10 years or for an unlimited term if the aggregate initial rentals, over the term of the lease, including renewal options, do not exceed $3 million.

          (d) To approve capital contributions to the corporation's wholly owned subsidiaries.

          (e) To approve disposition of assets and interests in securities of subsidiaries or related commitments, provided that the aggregate market value of the assets being disposed of in any one such transaction does not exceed $10 million.

          (f) To approve increases in the capital budgets of the corporation's operating subsidiaries provided such increases in the aggregate do not exceed 10% of the corporation's capital budget for the fiscal year.

          (g) To approve in emergency situations commitments in excess of the above-described limits provided they are in the interests of the corporation.

The above delegation of authority does not authorize the corporation or its subsidiaries to make a significant change in its business or to issue the corporation's capital stock without the specific approval of the Board. Notwithstanding these limitations, the President and Chief Executive Officer shall have such power and authority as is usual, customary and desirable to perform all the duties of the office.

      SECTION 8.  Chief Operating Officer.

      The Chief Operating Officer shall have direct management responsibility for the general business operations of the corporation, and he shall have such powers and perform such duties as may be incident to the office of chief operating officer of a corporation, those duties assigned to him by other provisions of the By-laws, and such other duties as may from time to time be assigned to him either directly or indirectly by the Board, the Chairman of the Board or the President and Chief Executive Officer. Subject to delegations by the President and Chief Executive Officer pursuant to Section 7 of this Article V, the Chief Operating Officer may sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents or instruments, except in cases where the signing or execution thereof shall be required by law or shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

      SECTION 9.  Chief Financial Officer.

      The Chief Financial Officer shall have responsibility for development and administration of the corporation's financial plans and all financial arrangements, its cash deposits and short term investments, its accounting policies and its federal and state tax returns. The Chief Financial Officer shall also be responsible for the corporation's internal control procedures and for its relationship with the financial community. The Chief Financial Officer shall perform all the duties incident to the office of chief financial officer of a corporation, those duties assigned to him by other provisions of these By-laws and such other duties as may be assigned to him either directly or indirectly by the Board, the Chairman of the Board, the President and Chief Executive Officer, or the Chief Operating Officer, or as may be provided by law.

      SECTION 10.  Vice Presidents.

      Each Executive Vice President, Senior Vice President and Vice President shall have such powers and perform such duties as may from time to time be assigned to him, directly or indirectly, either generally or in specific instances, by the Board, the Chairman of the Board, the President and Chief Executive Officer or the Chief Operating Officer.

      Subject to delegations by the President and Chief Executive Officer pursuant to Section 7 of this Article V, each Executive Vice President, Senior Vice President and Vice President shall perform all duties incident to the office of vice president of a corporation and shall have authority to sign or execute, in the name of the corporation, all stock certificates, deeds, mortgages, bonds, contracts or other documents or instruments, except in cases where the signing or execution thereof shall have been expressly delegated by the Board or these By-laws to some other officer or agent of the corporation.

      SECTION 11.  General Counsel.

      The General Counsel shall be the chief legal advisor of the corporation and shall have responsibility for the management of the legal affairs and litigation of the corporation and, in general, he shall perform the duties incident to the office of general counsel of a corporation and such other duties as may be assigned to him either directly or indirectly by the Board, the Chairman of the Board, or the President and Chief Executive Officer, or as may be provided by law.

      SECTION 12.  Secretary.

      The Secretary shall keep the minutes of meetings of the stockholders and of the Board in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the corporation; he shall see that the corporate seal is affixed to all documents requiring same, the execution of which, on behalf of the corporation, under its seal, is duly authorized, and when said seal is so affixed he may attest same; and, in general, he shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the President and Chief Executive Officer, or the General Counsel, or as may be provided by law. Any Assistant Secretary may perform any of the duties or exercise any of the powers of the Secretary at the request of, or in the absence or disability of, the Secretary or otherwise as occasion may require in the administration of the business and affairs of the corporation.

      SECTION 13.  Treasurer.

      The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the corporation, and shall deposit, or cause to be deposited, in the name of the corporation, all moneys or other valuable effects in such banks, trust companies or other depositaries as shall, from time to time, be selected by or under authority of the Board; if required by the Board, he shall give a bond for the faithful discharge of his duties, with such surety or sureties as the Board may determine; he shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the corporation; and, in general, he shall perform the duties incident to the office of treasurer of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Chairman of the Board, the President and Chief Executive Officer, the Chief Operating Officer, or the Chief Financial Officer, or as may be provided by law. Any Assistant Treasurer may perform any of the duties or exercise any of the powers of the Treasurer at the request of, or in the absence or disability of, the Treasurer or otherwise as occasion may require in the administration of the business and affairs of the corporation.

      SECTION 14.  Controller.

      The Controller shall be the chief accounting officer of the corporation. He shall keep full and accurate accounts of the assets, liabilities, commitments, receipts, disbursements and other financial transactions of the corporation; shall cause regular audits of the books and records of account of the corporation and shall supervise the preparation of the corporation's financial statements; and, in general, he shall perform the duties incident to the office of controller of a corporation and such other duties as may be assigned to him directly or indirectly by the Board, the Audit Committee, the Chairman of the Board, the President and Chief Executive Officer, the Chief Operating Officer, or the Chief Financial Officer, or as may be provided by law.

      SECTION 15.  Absence or Disability of Officers.

      In the absence or disability of the Chairman of the Board or the President and Chief Executive Officer, the Board or a committee thereof may designate individuals to perform the duties of those absent or disabled.

                                   ARTICLE VI

                    STOCK CERTIFICATES AND TRANSFER THEREOF

      SECTION 1.  Stock Certificates.

      Except as otherwise permitted by statute, the Restated Certificate of Incorporation or resolution or resolutions of the Board, every holder of stock in the corporation shall be entitled to have a certificate, signed by or in the name of the corporation by the Chairman of the Board, the President and Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, or any Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares, and the class and series thereof, owned by him in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      SECTION 2.  Transfer of Stock.

      Transfer of shares of the capital stock of the corporation shall be made only on the books of the corporation by the holder thereof, or by his attorney duly authorized, and on surrender of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof as regards the corporation, and the corporation shall not, except as expressly required by statute, be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person whether or not it shall have express or other notice thereof.

      SECTION 3.  Transfer Agents and Registrars.

      The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation, as may be required by and in accordance with applicable laws, rules and regulations. Except as otherwise provided by resolution of the Board in respect of temporary certificates, no certificates for shares of capital stock of the corporation shall be valid unless countersigned by a transfer agent and registered by one of such registrars.

      SECTION 4.  Additional Regulations.

      The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

      SECTION 5.  Lost, Stolen or Destroyed Certificates.

      The Board may provide for the issuance of new certificates of stock to replace certificates of stock lost, stolen or destroyed, or alleged to be lost, stolen or destroyed, upon such terms and in accordance with such procedures as the Board shall deem proper and prescribe.

                                  ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

      Except as otherwise provided by statute or the Restated Certificate of Incorporation, the Board may declare dividends upon the shares of its capital stock either (1) out of its surplus, or (2) in case there shall be no surplus, out of its net profits for the fiscal year, whenever, and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.

                                  ARTICLE VIII

                                      SEAL

      The corporation may have a corporate seal which shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                  FISCAL YEAR

      The fiscal year of the corporation shall begin on the first day of January of each year, or on such other day as may be fixed from time to time by the Board.

                                   ARTICLE X

                                INDEMNIFICATION

      SECTION 1.  Right to Indemnification.

      Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director, officer or employee of the corporation or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service, with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as such a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that except as provided in
Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); further provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his capacity as a Director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee while a Director, officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this
Section 1, or otherwise.

      SECTION 2.  Right of Indemnitee to Bring Suit.

      If a claim under Section 1 of this Article is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board, independent legal counsel, or its stockholders), to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

      SECTION 3.  Nonexclusivity of Rights.

      The rights to indemnification and to the advancement of expenses conferred in the Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise.

      SECTION 4.  Insurance, Contracts and Funding.

      The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

      SECTION 5.  Wholly Owned Subsidiaries.

      Any person who is or was serving as a Director of a wholly owned subsidiary of the corporation shall be deemed, for purposes of this Article only, to be a Director, officer or employee of the corporation entitled to indemnification under this Article.

      SECTION 6.  Indemnification of Agents of the Corporation.

      The corporation may, by action of the Board from time to time, grant rights to indemnification and advancement of expenses to agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of Directors, officers and employees of the corporation.





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

                                   ARTICLE XI

                      CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         SECTION 1. Checks, Drafts, Etc.: Loans.

         All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board. No loans shall be contracted on behalf of the corporation unless authorized by the Board. Such authority may be general or confined to specific circumstances.

         SECTION 2.  Deposits.

         All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board; and, for the purpose of such deposit, the President and Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or any Assistant Treasurer, or any other officer or agent to whom such power may be delegated by the Board, may endorse, assign and deliver checks, drafts and other order for the payment of money which are payable to the order of the corporation.

                                  ARTICLE XII

                                   AMENDMENTS

         These By-laws may be altered or repeated and new By-laws may be made by the affirmative vote, at any meeting of the Board, of a majority of the entire Board, subject to the rights of the stockholders of the corporation to amend or repeal By-laws made or amended by the Board by the affirmative vote of the holders of record of a majority in number of shares of the outstanding stock of the corporation present or represented at any meeting of the stockholders and entitled to vote thereon, provided that notice of the proposed action be included in the notice of such meeting.

                                  ARTICLE XIII

                                 MISCELLANEOUS

         All references and uses herein of the masculine pronouns "he" or "his" shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as "she" or "her."





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